QuickLinks -- Click here to rapidly navigate through this document

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

NORTH AMERICAN PALLADIUM LTD.
(Exact name of registrant as specified in its charter)

Canada	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

130 Adelaide Street West, Suite 2116, Toronto, Ontario, Canada	M5H 3P5
(Address of principal executive offices)	(Postal Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be registered	Name of each exchange on which each class is to be registered
Common Share Purchase Warrants	American Stock Exchange (AMEX)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates (if applicable): 333-147126

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.    Description of Registrant's Securities to be Registered.

        The class of securities to be registered hereby is the common share purchase warrants (the "Warrants") of North American Palladium Ltd. (the "Registrant"). The description of the Warrants is incorporated by reference to the information appearing under "Description of the Warrants" in the Registrant's prospectus, which forms a part of the Registrant's Registration Statement on Form F-10 filed with the Commission on November 2, 2007 (File No. 333-147126) as amended and declared effective by the Commission on November 19, 2007, and under "Details of the Offering—Warrants" in the prospectus supplement of the Registrant filed with the Commission pursuant to General Instruction II.L of Form F-10 on November 27, 2007.

Item 2.    Exhibits.

        99.1  Form of Warrant Indenture

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: December 10, 2007

NORTH AMERICAN PALLADIUM LTD.
By:	/s/ TRENT C.A. MELL Name: Trent C.A. Mell Title: VP, General Counsel and Corporate Secretary

QuickLinks

INFORMATION REQUIRED IN REGISTRATION STATEMENT
SIGNATURE